CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Government Securities Fund

     We consent to the use of our report dated September 6, 1996, incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.

                                             /s/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP

Boston, Massachusetts
November 19, 1996